UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2012

SPRINT NEXTEL CORPORATION
(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66,251
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (800) 829-0965

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

X	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On May 4, 2012, James H. Hance, Jr., Chairman of the Board of Directors of Sprint Nextel Corporation (the “Company”) made the following statement regarding the Company's announcement on Form 8-K today concerning the Letter Agreement between the Company and Daniel R. Hesse. The Letter Agreement described Mr. Hesse's decision to voluntarily reduce his 2011 and 2012 total compensation package.

“Today Sprint announced in an SEC filing that President and CEO Dan Hesse has offered to return to the company any additional compensation he received as a result of the discretionary adjustment in incentive pay relating to the launch of the iPhone.  Dan discussed with the board his plan to also reduce his 2012 short term and long term target opportunities, and we have accepted his proposal.  We applaud Dan for his willingness to sacrifice personal compensation in order to reduce any distraction that could negatively affect the morale and performance of the company.  Dan enjoys the full support of our board of directors and we appreciate the leadership he has demonstrated as he continues to guide the company through a turnaround in a difficult competitive environment.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          SPRINT NEXTEL CORPORATION

Date: May 4, 2012                         /s/ Timothy O'Grady
           By:    Timothy O'Grady
                    Assistant Secretary